                                                                    EXHIBIT 25.1

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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                           --------------------------

                                    FORM T-1

                         STATEMENT OF ELIGIBILITY UNDER
                      THE TRUST INDENTURE ACT OF 1939 OF A
                    CORPORATION DESIGNATED TO ACT AS TRUSTEE
               Check if an Application to Determine Eligibility of
                     a Trustee Pursuant to Section 305(b)(2)

             -------------------------------------------------------

                         U.S. BANK NATIONAL ASSOCIATION
               (Exact name of Trustee as specified in its charter)

                                   31-0841368
                       I.R.S. Employer Identification No.

            800 Nicollet Mall
         Minneapolis, Minnesota                            55402
----------------------------------------   -------------------------------------
(Address of principal executive offices)                 (Zip Code)

                                Richard Prokosch
                         U.S. Bank National Association
                              60 Livingston Avenue
                               St. Paul, MN 55107
                                 (651) 495-3918
            (Name, address and telephone number of agent for service)

                                Horizon PCS Inc.
                     (Issuer with respect to the Securities)

                  Ohio                                  31-1707839
----------------------------------------   -------------------------------------
    (State or other jurisdiction of         (I.R.S. Employer Identification No.)
     incorporation or organization)

  68 East Main Street Chillicothe, OH                      45601
----------------------------------------   -------------------------------------
(Address of Principal Executive Offices)                 (Zip Code)

                          11.375% SENIOR NOTES DUE 2012
                       (TITLE OF THE INDENTURE SECURITIES)

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                                    FORM T-1

ITEM 1. GENERAL INFORMATION. Furnish the following information as to the Trustee.

      a) Name and address of each examining or supervising authority to which it is subject.
                  Comptroller of the Currency
                  Washington, D.C.

      b)    Whether it is authorized to exercise corporate trust powers.
                  Yes

ITEM 2. AFFILIATIONS WITH OBLIGOR. If the obligor is an affiliate of the Trustee, describe each such affiliation.
            None

ITEMS3-15 Items 3-15 are not applicable because to the best of the Trustee's knowledge, the obligor is not in default under any Indenture for which the Trustee acts as Trustee.

ITEM 16. LIST OF EXHIBITS: List below all exhibits filed as a part of this statement of eligibility and qualification.

      1.    A copy of the Articles of Association of the Trustee.*

      2. A copy of the certificate of authority of the Trustee to commence business.*

      3. A copy of the certificate of authority of the Trustee to exercise corporate trust powers.*

      4.    A copy of the existing bylaws of the Trustee.*

      5.    A copy of each Indenture referred to in Item 4. Not applicable.

      6. The consent of the Trustee required by Section 321(b) of the Trust Indenture Act of 1939, attached as Exhibit 6.

      7. Report of Condition of the Trustee as of March 31, 2004, published pursuant to law or the requirements of its supervising or examining authority, attached as Exhibit 7.

* Incorporated by reference to Registration Number 333-67188.

                                       2
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                                      NOTE

      The answers to this statement insofar as such answers relate to what persons have been underwriters for any securities of the obligors within three years prior to the date of filing this statement, or what persons are owners of 10% or more of the voting securities of the obligors, or affiliates, are based upon information furnished to the Trustee by the obligors. While the Trustee has no reason to doubt the accuracy of any such information, it cannot accept any responsibility therefor.

                                    SIGNATURE

      Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the Trustee, U.S. BANK NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Hartford, State of Connecticut on the 11th of March 2005.

                                       U.S. BANK NATIONAL ASSOCIATION

                                       By: /s/ Cauna M. Silva
                                           --------------------------------
                                           Cauna M. Silva
                                           Vice President

By: /s/ Cauna M. Silva
    -----------------------------
    Cauna M. Silva
    Vice President

                                       3
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                                    EXHIBIT 6

                                     CONSENT

      In accordance with Section 321(b) of the Trust Indenture Act of 1939, the undersigned, U.S. BANK NATIONAL ASSOCIATION hereby consents that reports of examination of the undersigned by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

Dated: March 11, 2005

                                          U.S. BANK NATIONAL ASSOCIATION

                                          By: /s/ Cauna M. Silva
                                              -------------------------------
                                              Cauna M. Silva
                                              Vice President

By: /s/ Cauna M. Silva
    ------------------------------
    Cauna M. Silva
    Vice President

                                       4
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                                    EXHIBIT 7

                         U.S. BANK NATIONAL ASSOCIATION
                        STATEMENT OF FINANCIAL CONDITION
                                AS OF 12/31/2004

                                    ($000's)

                                                   12/31/2004
                                                   ----------
ASSETS
     Cash and Due From Depository Institutions    $  6,340,324
     Federal Reserve Stock                                   0
     Securities                                     41,160,517
     Federal Funds                                   2,727,496
     Loans & Lease Financing Receivables           122,755,374
     Fixed Assets                                    1,791,705
     Intangible Assets                              10,104,022
     Other Assets                                    9,557,200
                                                  ------------
         TOTAL ASSETS                             $194,436,638

LIABILITIES
     Deposits                                     $128,301,617
     Fed Funds                                       8,226,759
     Treasury Demand Notes                                   0
     Trading Liabilities                               156,654
     Other Borrowed Money                           25,478,470
     Acceptances                                        94,553
     Subordinated Notes and Debentures               6,386,971
     Other Liabilities                               5,910,141
                                                  ------------
     TOTAL LIABILITIES                            $174,555,165

EQUITY
     Minority Interest in Subsidiaries            $  1,016,160
     Common and Preferred Stock                         18,200
     Surplus                                        11,792,288
     Undivided Profits                               7,054,825
                                                  ------------
         TOTAL EQUITY CAPITAL                     $ 19,881,473

TOTAL LIABILITIES AND EQUITY CAPITAL              $194,436,638

-----------------------
To the best of the undersigned's determination, as of the date hereof, the above financial information is true and correct.

U.S. BANK NATIONAL ASSOCIATION

By: /s/ Lori-Anne Rosenberg
    ------------------------
     Vice President

Date: March 10, 2005

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